                                                                     EXHIBIT 4.2



                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of October 25, 2002,

                                 BY AND BETWEEN


                              METRIS COMPANIES INC.


                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee


                                  $150,000,000


                     Renewable Unsecured Subordinated Notes

                                TABLE OF CONTENTS


ARTICLE I SCOPE OF FIRST SUPPLEMENTAL INDENTURE...................................................................1

ARTICLE II DEFINITIONS............................................................................................2

ARTICLE III AUTHORIZATION AND TERMS...............................................................................5
     Section 3.1      Creation of the Notes.......................................................................5
     Section 3.2      Aggregate Principal Amount..................................................................5
     Section 3.3      Denominations; Term; Lack of Security and Subordination.....................................6
     Section 3.4      Interest and Interest Payments; Maturity....................................................6
     Section 3.5      Valid Issuance; Rejection; Rescission.......................................................8
     Section 3.6      Registrar and Paying Agent; Transfer and Exchange...........................................9
     Section 3.7      Payment of Principal and Interest; Principal and Interest Rights Preserved.................10
     Section 3.8      Outstanding Notes..........................................................................11
     Section 3.9      Treasury Securities........................................................................11
     Section 3.10     Defaulted Interest.........................................................................11
     Section 3.11     Execution, Authentication And Delivery.....................................................11
     Section 3.12     Book-Entry Registration....................................................................12
     Section 3.13     Initial and Periodic Statements............................................................13
     Section 3.14     Redemption of Notes at the Company's Election..............................................13
     Section 3.15     Repurchase of Notes at the Holder's Request................................................13
     Section 3.16     Defaults...................................................................................15
     Section 3.17     Covenants..................................................................................16

ARTICLE IV MISCELLANEOUS.........................................................................................16
     Section 4.1      Agents.....................................................................................16
     Section 4.2      Counterparts...............................................................................16
     Section 4.3      Headings...................................................................................16
     Section 4.4      Ratification of Base Indenture; First Supplemental Indenture Controls......................16
     Section 4.5      Severability...............................................................................17
     Section 4.6      Governing Law..............................................................................17
     Section 4.7      Trustee....................................................................................17



EXHIBITS:

A - Form of Note

         This FIRST SUPPLEMENTAL INDENTURE is hereby entered into as of October 25, 2002 (the "First Supplemental Indenture") by and between Metris Companies Inc., a Delaware corporation (the "Company") and U.S. Bank National Association, a national banking association (the "Trustee").

         WHEREAS, the Company and the Trustee are parties to the Indenture dated as of October 25, 2002 between the Company and the Trustee (the "Base Indenture" and, as supplemented, the "Indenture"); and

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance of the Company's unsecured subordinated debentures, notes or other evidences of subordinated indebtedness (the "Securities") to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture; and

         WHEREAS, Section 8.01 of the Base Indenture provides that without the consent of any Holders under the Base Indenture, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into Indentures supplemental to the Base Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01, 3.01 and 8.01 of the Base Indenture; and

         WHEREAS, the Company by action duly taken has authorized the issuance of a series of Securities to be designated as renewable unsecured subordinated notes, which series is limited in aggregate principal amount to $150 million and is subject to such provisions as are set forth in this First Supplemental Indenture to the Base Indenture; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under Section 8.01 of the Base Indenture and pursuant to appropriate action of its Board of Directors or committees thereof, has fully resolved and determined to make, execute and deliver to the Trustee a First Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Securities, when issued by the Company and authenticated by or on behalf of the Trustee, the valid obligations of the Company and to make this First Supplemental Indenture a valid and binding supplemental indenture.

         NOW THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I
                      SCOPE OF FIRST SUPPLEMENTAL INDENTURE

         The changes, modifications and supplements to the Base Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE II
                                   DEFINITIONS

         The following terms shall have the meaning set forth below in this First Supplemental Indenture. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture. To the extent terms defined herein differ from terms defined in the Base Indenture the terms defined herein will govern for purposes of this First Supplemental Indenture and the Notes.

         "Account" means the record of beneficial ownership of a Note maintained by the Registrar.

         "Agent" means any Registrar, Paying Agent or co-registrar of the Notes or any Person appointed and retained by the Company to perform certain of the duties or obligations, or exercise certain of the rights and discretions, of the Company hereunder, on behalf of the Company pursuant to Sections 3.6 or 4.1 hereof.

         "Base Indenture" shall have the meaning set forth in the recitals.

         "Company" shall have the meaning set forth in the recitals.

         "Consolidated Net Worth" means, as measured at the end of each calendar quarter, the Company's stockholders' equity as determined on a consolidated basis in conformity with generally accepted accounting principles.

         "First Supplemental Indenture" shall have the meaning set forth in the recitals.

         "Indenture" shall have the meaning set forth in the recitals.

         "Interest Accrual Period" means, as to each Note, the period from the later of the Issue Date of such Note or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date during which interest accrues on each Note with respect to any Payment Date.

         "Issue Date" means, with respect to any Note, the date on which such
Note is deemed to be validly issued pursuant to the provisions of Section 3.5(a), or the date that the Note is renewed as of the Maturity Date pursuant to
Section 3.4(c).

         "Maturity Date" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein provided.

         "Maturity Record Date" means, with respect to any Note, as of 11:59 p.m. on the date fifteen (15) days prior to the Maturity Date or Redemption Date applicable to such Note.

         "Note" or "Notes" shall have the meaning set forth in Section 3.1.

         "Notes Register" shall have the meaning set forth in Section 3.6(b).

         "Notice of Maturity" means a written notice from the Company to a Holder (as further described in Section 3.4(b)) that the Holder's Notes will be maturing on the related Maturity Date.

         "Paying Agent Agreement" means that certain agreement by which the Company has engaged the Paying Agent to act as the paying agent for the Notes in the event a third party acts as Paying Agent.

         "Payment Account" means the bank account designated by the Holder to receive payments of interest and/or principal due on such Holder's Notes.

         "Payment Date" means (i) with respect to any Note for which monthly interest payments are required to be made, the first day of the following calendar month or such other date as is designated by the Holder pursuant to subsection 3.4(a), (ii) with respect to any Note for which interest is required to be made quarterly, semi-annually or annually, the same day of the month as the quarterly, semi-annual or annual anniversary of the Issue Date of the Note (except in the case where the Issue Date of a Note is the 29th, 30th or 31st day of the month and there is no like date in the anniversary month, in which case the Payment Date for such month shall be the first day of the following month) and (iii) with respect to each Note, the Maturity Date (or such date following the Maturity Date on which payment is made pursuant to subsection 3.4(b) hereof), the Repurchase Date or the Redemption Date of the Note; provided, that if any such day in the preceding clauses (i) through (iii) is not a Business Day, the Business Day immediately following such day.

         "Prospectus" means the prospectus included in the Registration Statement at the time it was declared effective by the SEC, as supplemented by the Prospectus Supplement and all other prospectus supplements (including interest rate supplements) relating to the Notes that are filed with the SEC pursuant to Rule 424(b) under the Securities Act. References to the Prospectus shall be deemed to refer to and include the documents incorporated therein by reference.

         "Prospectus Supplement" means the prospectus supplement dated October 25, 2002 relating to the Notes filed with the SEC pursuant to Rule 424(b) under the Securities Act on October 25, 2002.

         "Qualified Sales and Financing Transaction" means any transaction or series of transactions (including without limitation the performance and liquidation or termination of such transactions) that may be entered into, sponsored or conducted by the Company or any of its Affiliates pursuant to which the Company or any of its Affiliates may sell, convey, finance, pledge or otherwise transfer to (a) a Special Purpose Entity (in the case of a transfer by the Company or any of its Affiliates) or (b) any other Person (in the case of a transfer by the Company or a Special Purpose Entity), or may grant a security interest in or pledge, any Receivables, any securities backed by or any interests in Receivables (whether now existing or arising or acquired in the future) and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights), which are customarily sold, transferred or pledged by the Company or its Affiliates as security in connection with asset securitization, secured financing or other transactions involving Receivables, including the ability to finance and sell the residual cash flows retained from all such transactions.

         "Receivables" means credit card receivables, installment sale contracts, loans evidenced by promissory notes secured by assets, leases, mortgages or other finance receivables or instruments purchased, originated or owned by the Company or any of its Affiliates.

         "Redemption Date" shall have the meaning set forth in Section 3.4(d).

         "Redemption Notice" means a written notice from the Company to the Holders (as further described in Section 3.4(d)) stating that the Company is redeeming all or a specified portion of Notes pursuant to Section 3.14, with a copy to the Registrar and the Trustee.

         "Redemption Price" means, with respect to any Note to be redeemed, the principal amount of such Note plus the interest accrued but unpaid during the Interest Accrual Period up to and not including the Redemption Date for such Note.

         "Registrar" shall have the meaning set forth in Section 3.6(b).

         "Registration Statement" means the registration statement on Form S-3 (File No. 333-47066) of the Company filed with the SEC under the Securities Act on or about September 29, 2000. References to the Registration Statement shall be deemed to refer to and include documents incorporated therein.

         "Regular Record Date" means, with respect to each Payment Date, as of 11:59 p.m. on the date fifteen days prior to such Payment Date.

         "Renewable Unsecured Subordinated Notes" shall have the meaning set forth in Section 3.1.

         "Repayment Election" means a written notice from a Holder to the Company (as further described in Section 3.4(b)) stating that repayment of the Holder's Notes is required in connection with the maturity of such Notes.

         "Repurchase Date" shall have the meaning set forth in Section 3.15(d).

         "Repurchase Penalty" shall have the meaning set forth in Section
3.15(b).

         "Repurchase Price" means, with respect to any Note to be repurchased, the principal amount of such Note plus the interest accrued but unpaid during the Interest Accrual Period up to and not including the Repurchase Date for such Note, minus the Repurchase Penalty, if any.

         "Repurchase Request" means a written notice from a Holder to the Company (as further described in Section 3.4(e)) stating that such Holder is making an irrevocable request for the Company to repurchase such Holder's Notes pursuant to Section 3.15.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities" shall have the meaning set forth in the recitals.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Special Purpose Entities" means Affiliates of the Company formed for the specific purpose of securitizing or financing credit card receivables or facilitating the Company's warehouse, residual interests and other bankruptcy remote financing facilities and engaging in activities solely related to the administration or running of the foregoing.

         "Subscription Agreement" means a Subscription Agreement entered into by a Person under which such Person has committed to purchase certain Notes as identified thereby and which is in substantially the form filed as Exhibit 4.3 to the Company's Form 8-K dated October 25, 2002.

         "Sumner Harrington Ltd." means Sumner Harrington Ltd., a Minnesota corporation.

         "Total Permanent Disability" means a determination by a physician approved by the Company that the Holder of a Note who is a natural person, who was gainfully employed on a full time basis at the Issue Date of such Note is unable to work on a full time basis during the succeeding twenty-four months. For purposes of this definition, "working on a full time basis" shall mean working at least 40 hours per week.

         "Trustee" shall have the meaning set forth in the recitals.

         "Written Confirmation" means a written confirmation of the acceptance of a subscription for, or the transfer or pledge of, a Note or Notes in the form of a transaction statement executed or issued by the Company and delivered to the Holder of such Note or Notes with a copy to the Registrar and the Trustee, which is in substantially the form filed as Exhibit 4.4 to the Company's Form 8-K dated October 25, 2002.

                                   ARTICLE III
                             AUTHORIZATION AND TERMS

         Section 3.1 Creation of the Notes. There is hereby created a new series of Securities to be issued under the Base Indenture and this First Supplemental Indenture designated as "Renewable Unsecured Subordinated Notes" (the "Notes"). The Notes shall constitute a single series of Securities under the Indenture. The Company may, in its sole discretion, issue Notes in uncertificated form pursuant to the provisions of Delaware Statutes Section 8-101, et seq., or any amendment or successor statute thereto. In accordance with Section 3.01 of the Base Indenture, the Notes shall have the terms set forth in this Article III.

         Section 3.2 Aggregate Principal Amount. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is $150 million (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to Section 3.04, 3.05, 3.06, 8.06 or 10.07 of the Base Indenture).

         Section 3.3 Denominations; Term; Lack of Security and Subordination.

                  (a) Denominations. Each Note shall be in such denominations as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Separate purchases may not be cumulated to satisfy the minimum denomination requirements.

                  (b) Term. Each Note shall have a term of not less than three
         (3) months and not greater than one-hundred twenty (120) months as shall be designated by the Holder at the time of purchase in accordance with the Prospectus, subject to the Company's acceptance thereof.

                  (c) Lack of Security, Subordination. The Notes are unsecured obligations of the Company and shall be subordinate in right of payment to the Senior Indebtedness as provided in Article XII of the Base Indenture; provided, however, that the definition of Senior Indebtedness is amended to include any indebtedness of the Company owed to Special Purpose Entities.

         Section 3.4 Interest and Interest Payments; Maturity.

                  (a) Interest and Interest Payments. Each Note shall bear interest from and commencing on its Issue Date at such rate of interest as the Company shall determine from time to time, which rate may vary from Holder to Holder depending upon the aggregate principal amount of Notes held by such Holder and any immediate family member, as set forth in the Prospectus; provided, however, that the interest rate of each Note will be fixed for the term of such Note upon issuance, subject to change upon the renewal of the Note at maturity. Interest on the Notes will compound daily based on the actual number of days in the calendar year (i.e., 365 or 366) and the Holder thereof may elect to have interest paid monthly, quarterly, semi-annually, annually, or upon maturity, which payments shall be made on the Payment Date, except that a Holder who elects monthly payments may select the day of the month on which to receive interest payments; provided that no interest shall be paid to a Holder until the expiration of the Holder's rescission right under Section 3.5(b) and, if the monthly interest payment date selected by the Holder is within five (5) Business Days of the Issue Date of the Note, the first interest payment will be made in the following month and will include all of the interest earned since the Issue Date. If the Holder does not elect an interest payment option, interest will be paid on the Maturity Date of the Note. A Holder may change this election once during the term of the Note, subject to the Company's approval, which change shall be effective the first Business Day following the forty-fifth (45th) day after receipt by the Company of written notice from the Holder requesting such change.

                  (b) Repayment Election at Maturity. The Company will send each Holder of a Note (existing as of the applicable Maturity Record Date) a Notice of Maturity approximately fifteen (15) but not less than ten
         (10) days prior to the Maturity Date of the Note held by such Holder reminding such Holder of the pending maturity of the Note and reminding the Holder that the automatic renewal provision described in Section 3.4(c) will take effect, unless (i) the Company states in the Notice of Maturity that it will not allow the Holder to renew the Note (in which case the Company shall pay the Holder principal and accrued interest with regard to the Note on the Maturity Date), or (ii) the Holder delivers a Repayment Election to the Company for the payment of all principal and interest due on the Note as of the Maturity Date so that such Repayment Election is received by the Company on or prior to the fifteenth (15th) day after the Maturity Date. Such Notice of Maturity shall also state that payment of principal of a Note shall be made upon presentation of a Repayment Election requiring payment of such Note and shall specify the place where such Repayment Election may be presented.

                  The Notice of Maturity also shall state that the Holder may, and the Holder may, submit a Repayment Election for the repayment of the maturing Note and use all or a portion of the proceeds thereof to purchase a new Note with a different term. To exercise this option, the Holder shall complete a new Subscription Agreement for the new Note and send it along with the Holder's Repayment Election to the Company. The Issue Date of the new Note shall be the Maturity Date of the maturing Note. Any proceeds from the maturing Note that are not applied to the purchase of the new Note shall be sent to the Holder of such maturing Note.

                  If a Note pays interest only on the Maturity Date, then the Notice of Maturity also shall state that the Holder may, and the Holder may, submit an "interest-only" Repayment Election in which the Holder requires the payment of the accrued interest that such Holder has earned on the maturing Note up to the Maturity Date and allows the principal amount of such maturing Note to renew in the manner provided in subsection (c) below.

                  If a Repayment Election is received by the Company on or prior to the fifteenth (15th) day after the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment for the outstanding principal amount plus any accrued and unpaid interest thereon upon the later of the Maturity Date or five (5) days following the date the Company receives such Repayment Election from the Holder; provided that if, prior to such final payment, the Company has paid interest to the Holder for periods after the Maturity Date, such interest shall be deducted from the final payment amount.

                  (c) Automatic Renewal. If a Holder of such Note has not delivered a Repayment Election for repayment of the Note on or prior to the fifteenth (15th) day after the Maturity Date, and the Company did not notify the Holder of its intention to repay the Note in the Notice of Maturity, then such maturing Note shall be extended automatically for an additional term equal to the original term, and shall be deemed to be renewed by the Holder and the Company as of the Maturity Date of such maturing Note. A maturing Note will continue to renew as described herein absent a Redemption Notice or Repurchase Request by the Holder or an indication by the Company that it will repay and not allow the Note to be renewed in any Notice of Maturity. Interest on the renewed Note shall accrue from the Issue Date thereof, which is the first day of such renewed term (i.e., the Maturity Date of the maturing Note). Such renewed Note will be deemed to have the identical terms and provisions of the maturing Note, including provisions relating to payment, except that the interest rate payable during the term of the renewed Note shall be the interest rate which is being offered by the Company on other Notes having the same term as of the date of such renewal. If other Notes having the same term are not then being issued on the date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date of such Note, or the then existing rate of the Note being renewed if no such rate is specified. If the maturing Note pays interest only on the Maturity Date, then, except as provided in subsection (b) above, all accrued interest thereon shall be added to the principal amount of the renewed Note upon renewal.

                  (d) Redemption Notice from Company. Pursuant to Section 3.14, each Note shall be redeemable by the Company at any time, without penalty, upon the delivery of a Redemption Notice to the Holder of such Note with a copy to the Trustee and the Registrar. Such Redemption Notice shall set forth a date for the redemption of such Note (the "Redemption Date") that is at least thirty (30) days after the date that such Redemption Notice has been sent by the Company to the Holder hereunder.

                  (e) Repurchase Request by Holder. Pursuant to and subject to the limitations set forth in Section 3.15, each Note shall be subject to repurchase at the request of the Holder upon the delivery of a Repurchase Request to the Company. Subject to the limitations on repurchase and the Repurchase Penalties described in Section 3.15, the payment of interest and principal due upon the repurchase of a Note shall be made to the Holder on a Repurchase Date that is within ten
         (10) days of the delivery of such Repurchase Request to the Company or, in the case of a repurchase of a Note in connection with the death or Total Permanent Disability of a Holder, a Repurchase Date that is within ten (10) days after the Company's receipt of satisfactory establishment of such Holder's death or Total Permanent Disability.

         Section 3.5 Valid Issuance; Rejection; Rescission.

                  (a) Except with respect to an automatically renewed Note pursuant to Section 3.4(c), a Note shall not be validly issued to a Person until the following have occurred: (i) such Person has remitted good and available funds for the full principal amount of such Note to the Company and such Person's funds have been accepted by the Company and (ii) an Account is established by the Registrar in the name of such Person as the Holder of such Note pursuant to Section 3.12 hereof. The Company, in its sole discretion, may reject any subscription from a Person for the purchase of Notes, in which event any funds received from such Person pursuant to such subscription shall be promptly returned to such Person. No interest shall be paid on any funds returned on a rejected subscription.

                  (b) For a period of five (5) Business Days following the mailing by the Company of a Written Confirmation that evidences the valid issuance of a Note at the time of original purchase (but not upon transfer or automatic renewal of a Note), such Holder shall have the right to rescind the Note and receive repayment of the principal by providing a written request for such rescission to the Company. Such written request for rescission (i) if personally delivered or delivered via facsimile or electronic transmission, must be received by the Company on or prior to the fifth (5th) Business Day following the mailing of such Written Confirmation by the Company or (ii) if mailed must be postmarked on or before the fifth (5th) Business Day following the mailing by the Company of such Written Confirmation. Repayment of the principal shall be made within ten (10) days of the Company's receipt of such request from the Holder. No interest shall be paid on any such rescinded Note.

         Section 3.6 Registrar and Paying Agent; Transfer and Exchange.

                  (a) Section 3.05 of the Base Indenture is hereby amended by deleting the following sentence from such Section 3.05 in its entirety:

                           "The Trustee is hereby appointed 'Registrar' for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided."

                  (b) Initial Registrar and Paying Agent. In accordance with
         Section 9.02 of the Base Indenture, the Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and a register of their transfer and exchange, which shall include the name, address for notices and Payment Account of the Holder and the payment election information, principal amount, term and interest rate for each Note (the "Notes Register"). The Company appoints Sumner Harrington Ltd as the initial Registrar and U.S. Bank National Association as the initial Paying Agent, each to act in such capacity until such time as the Company gives the Trustee written notice to the contrary. The Company initially appoints the Trustee as Agent for service of notices and demands in connection with the Notes. Nothing in this Section 3.6(b) shall prohibit the Company from acting as Paying Agent or Registrar.

                  (c) Transfer and Exchange.

                           (i) The Notes are not negotiable instruments and
                  cannot be transferred without the prior written consent of the Company (which consent shall not be unreasonably withheld). Requests to the Registrar for the transfer of any Account maintained for the benefit of a Holder shall be:

                                    (1) made to the Registrar in writing on a
                           form supplied by the Registrar;

                                    (2) duly executed by the Holder of the
                           related Account, as reflected on the Notes Register as of the date of receipt of such transfer request, or such Holder's attorney duly authorized in writing;

                                    (3) accompanied by the written consent of
                           the Company to the transfer (which consent may not be unreasonably withheld); and

                                    (4) if requested by the Registrar, an
                           opinion of Holder's counsel (which counsel shall be reasonably acceptable to the Registrar) that the transfer does not violate any applicable securities laws and/or a signature guarantee.

                           (ii) Upon transfer of a Note, the Company, or the
                  Registrar on behalf of the Company, will provide the new registered owner of the Note with a Written Confirmation which will evidence the transfer of the Account in the Notes Register.

                           (iii) The Company or the Registrar may assess
                  reasonable service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Sections 3.04, 8.06 or 10.07 of the Base Indenture).

                           (iv) With respect to the relevant Regular Record
                  Date, the Company shall treat the individual or entity listed on each Account maintained by the Registrar as the absolute owner of the Note represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

         Section 3.7 Payment of Principal and Interest; Principal and Interest Rights Preserved.

                  (a) Each Note shall accrue interest at the rate specified for such Note in the Notes Register and such interest shall be payable on each Payment Date following the Issue Date for such Note, until the principal thereof becomes due and payable. Any installment of interest payable on a Note that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Note is registered in the Notes Register on the applicable Regular Record Date with respect to the Notes outstanding, by electronic deposit to such Holder's Payment Account as it appears in the Notes Register on such Regular Record Date. Any interest payable with respect to such Note on a Maturity Date shall be payable as provided below. In the event any payments made by electronic deposit are not accepted into the Holder's Payment Account for any reason, such funds shall be held in accordance with the Paying Agent Agreement and Section 9.03 of the Base Indenture. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders as specified in Section 3.10 hereof.

                  (b) Each of the Notes shall have stated maturities of principal as shall be indicated on such Notes or in the Written Confirmation and as set forth in the Notes Register. The principal of each Note shall be paid in full as of the Maturity Date thereof pursuant to Section 3.4(b), unless the term of such Note is renewed pursuant to Section 3.4(c) hereof or such Note becomes due and payable at an earlier date by acceleration, redemption, repurchase or otherwise. Interest on each Note shall be due and payable on each Payment Date at the interest rate applicable to such Note for the Interest Accrual Period related to such Note and such Payment Date. Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Notes shall be made in accordance with Article V of the Base Indenture. If definitive, certificated securities are issued, then the principal payment made on any Note on any Maturity Date (or the Redemption Price or the Repurchase Price of any Note required to be redeemed or repurchased, respectively), and any accrued interest thereon, shall be payable on or after the Maturity Date, Redemption Date or the Repurchase Date therefore at the office or agency of the Company maintained by it for such purpose pursuant to Section 3.6 hereof or at the office of any Paying Agent for such Note.

         Section 3.8 Outstanding Notes.

                  (a) The Notes outstanding at any time are the outstanding principal balances of all Accounts representing the Notes maintained by the Company or such other entity as the Company designated as Registrar.

                  (b) If the principal amount of any Note is considered paid under Section 3.4(b) hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (c) Subject to Section 3.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         Section 3.9 Treasury Securities. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         Section 3.10 Defaulted Interest. If the Company defaults in a payment of interest on any Note, it shall pay the defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Note on a subsequent special Payment Date, which date shall be at the earliest practicable date, but in all events within thirty (30) days following the scheduled Payment Date of the defaulted interest, in each case at the rate provided in the Note. The Regular Record Date for the scheduled Payment Date shall be the record date for the special Payment Date. Prior to any such special Payment Date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holder(s) a notice that states the special Payment Date and the amount of such interest to be paid.

         Section 3.11 Execution, Authentication And Delivery. Notwithstanding
Section 3.03 of the Base Indenture, in connection with the issuance of each Note in book-entry form pursuant to Section 3.12 hereof, each Note shall be deemed to be executed and attested to by the Company and authenticated and delivered by the Trustee upon the delivery by the Company to the Holder of such Note of a Written Confirmation, with a copy of such Written Confirmation delivered to the Trustee, and the establishment by the Registrar of an Account for such Note in the name of the Holder pursuant to Section 3.12 hereof.

         Section 3.12 Book-Entry Registration.

                  (a) Except as provided in subsection (c) below, no Note shall be issued as, or evidenced by, a promissory note or certificated security, but rather each Note shall be issued in book entry or uncertificated form, in which the record of beneficial ownership of each such Note shall be established and maintained as Accounts by the Registrar as set forth in this Section 3.12. All references in the Base Indenture to a Registered Security shall be deemed to include a Note for purposes of this First Supplemental Indenture, except as the context otherwise requires. In connection with the issuance of each
         Note in book entry form, each such Note shall be deemed to be represented in an uncertificated form that includes the same terms and provisions as those set forth in the form of Note in Exhibit A to this First Supplemental Indenture, and the related Account for each such Note shall be deemed to include these same terms and provisions.

                  (b) The Registrar shall maintain a book-entry registration and transfer system through the establishment and maintenance of Accounts for the benefit of Holders of Notes as the sole method of recording the ownership and transfer of ownership interests in such Notes. The registered owners of the Accounts established by the Registrar in connection with the purchase or transfer of the Notes shall be deemed to be the Holders of the Notes outstanding for all purposes under this First Supplemental Indenture. The Company shall promptly notify the Registrar of the acceptance of a subscriber's order to purchase a Note by providing a copy of the accepted Subscription Agreement and the related Written Confirmation, and upon receipt of such notices, the Registrar shall establish an Account for such Note by recording a credit to its book-entry registration and transfer system to the Account of the related Holder of such Note for the principal amount of such Note owned by such Holder, with a copy being delivered to the Trustee, on behalf of the Company. The Registrar shall make appropriate credit and debit entries within each Account to record all of the applicable actions under this First Supplemental Indenture that relate to the ownership of the related Note and issue Written Confirmations to the related Holders as set forth herein, with copies being delivered to the Trustee, on behalf of the Company. For example, the total amount of any principal and/or interest due and payable to the Holders of the Accounts maintained by the Registrar as provided in this First Supplemental Indenture shall be credited to such Accounts by the Registrar within the time frames provided in this First Supplemental Indenture, and the amount of any payments of principal and/or interest distributed to the Holders of the Accounts as provided in this First Supplemental Indenture shall be debited to such Accounts by the Registrar. The Trustee shall review the book-entry registration and transfer system as it deems necessary to ensure the Registrar's compliance with the terms of the First Supplemental Indenture.

                  (c) Book-entry Accounts evidencing ownership of the Notes shall be exchangeable for definitive or certificated forms of Notes in denominations of $1,000 and any amount in excess thereof and fully registered in the names as each Holder directs only if (i) the Company at its option advises the Trustee and the Registrar in writing of its election to terminate the book-entry system, or (ii) after the occurrence of any Event of Default, Holders of a majority of the aggregate outstanding principal amount of the Notes (as determined based upon the latest statement provided to the Trustee pursuant to

         Section 6.13 of the Base Indenture) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders and the Trustee notifies all Holders of the Notes, of such event and the availability of certificated forms of securities to the Holders of Notes.

         Section 3.13 Initial and Periodic Statements.

                  (a) Subject to the rejection of a Subscription Agreement pursuant to Section 3.5(a), the Company shall send Written Confirmations to initial purchasers, registered owners, registered pledgees, former registered owners and former pledgees, within one (1) Business Day of its receipt of proper notice regarding the purchase, transfer or pledge of a Note, with copies of such Written Confirmations being delivered to the Trustee and the Registrar.

                  (b) The Registrar shall send each Holder of a Note (and each registered pledgee) via U.S. mail not later than fifteen (15) Business Days after each quarter end in which such Holder had an outstanding balance in such Holder's Account, a statement which indicates as of the quarter end preceding the mailing: (i) the balance of such Account;
         (ii) interest credited to such Account for the period; (iii) repayments, redemptions or repurchases of Notes held in such Account, if any, during the period; and (iv) the interest rates paid on the Notes in such Account during the period. The Registrar shall provide additional statements as the Holders or registered pledgees of the Notes may reasonably request from time to time. The Registrar may charge such Holders or pledgees requesting such statements a fee to cover the charges incurred by the Registrar in providing such additional statements.

         Section 3.14 Redemption of Notes at the Company's Election.

                  (a) The Company may, by resolution of its Board of Directors, redeem, in whole or in part, any Note prior to the scheduled Maturity Date of the Note by providing pursuant to Section 3.4(d) a Redemption Notice to the Holder thereof listed on the records maintained by the Registrar, which notice shall include the Redemption Date and the Redemption Price to be paid to the Holder on the Redemption Date. No interest shall accrue on a Note to be redeemed under this Section 3.14 for any period of time after the Redemption Date for such Note, provided that the Company or the Paying Agent has timely tendered the Redemption Price to the Holder.

                  (b) Section 10.02 of the Base Indenture is hereby deleted in its entirety.

                  (c) The Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Notes.

         Section 3.15 Repurchase of Notes at the Holder's Request.

                  (a) Repurchase Upon Death or Disability. Subject to subsections (c) and (d) below, in the event of the death or Total Permanent Disability of a Holder who is a natural person (including Notes held in an individual retirement account), the estate of such Holder (in the event of death) or such Holder (in the event of Total Permanent

         Disability) may request that the Company repurchase, in whole and not in part, without penalty, the Note held by such Holder, by delivering to the Company a Repurchase Request; provided that such Repurchase Request must be received by the Company within forty-five (45) days of the date of such death or Total Permanent Disability. If a Note is held jointly by natural persons who are legally married, when either registered Holder of such Note dies or becomes subject to a Total Permanent Disability, the surviving Holder or the disabled Holder, as the case may be, may request that the Company repurchase in whole and not in part, without penalty, such Note as jointly held by the Holders by delivering to the Company a Repurchase Request. In the event a Note is held jointly by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Note unless all joint holders of such Note have either died or suffered a Total Permanent Disability. If the Note is held by a Holder who is not a natural person, such as a trust, partnership, corporation or other similar entity, the right to request repurchase upon death or disability does not apply.

                  (b) Repurchase Upon Holder's Election. Subject to subsections
         (c) and (d) below, a Holder may request the Company to repurchase, in whole and not in part, the Note held by such Holder by delivering a Repurchase Request to the Company; provided that an early Repurchase Penalty will be deducted from the payment of such Holder's Repurchase Price on the Repurchase Date, unless the Repurchase Request is given pursuant to paragraph (a) above. If a repurchase is requested pursuant to this subsection (b), then the early repurchase penalty (the "Repurchase Penalty") shall equal the following: (i) with respect to a Note with a three (3) month maturity, the interest accrued on a simple interest basis on such Note from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed three (3) months of simple interest on such Note, or (ii) with respect to a Note with a maturity of six (6) months or longer, the interest accrued on a simple interest basis on such Note from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed six (6) months of simple interest on such Note.

                  (c) Limitation on Repurchases. The Company will be required to repurchase Notes for which Repurchase Requests have been received pursuant to paragraphs (a) and (b) above, except to the extent that the aggregate Repurchase Price for all Notes for which Repurchase Requests are then outstanding in any calendar quarter would exceed the lesser of
         (i) two percent (2%) of the aggregate outstanding principal balance of all Notes as of the last day of the previous calendar quarter or (ii) $1 million. For the purposes of applying such limits on the aggregate Repurchase Price for outstanding Repurchase Requests, such outstanding Repurchase Requests will be honored in the order of the date received or, in the case of Repurchase Requests made in connection with a Holder's death or Total Permanent Disability, the later of the date received or the date such death or Total Permanent Disability is established to the reasonable satisfaction of the Company, and any Repurchase Request not paid in the quarter received or so established due to such limitations will be honored in the subsequent quarter, to the extent possible, subject to the applicability of such limits on aggregate Repurchase Requests in each subsequent quarter.

                  (d) Repurchase Date. If a Note for which a Repurchase Request has been received during the then current calendar quarter is determined not to be subject to the limitation in subsection (c) above and thus, will be repurchased during the current quarter, then the Company shall designate a date for the repurchase of such Note (the "Repurchase Date"), which date shall not be more than ten (10) days after the Company's receipt of the Repurchase Request or, in the case of a Repurchase Request following the death or Total Permanent Disability of a Holder, ten (10) days after the Company's receipt of satisfactory establishment of such Holder's death or Total Permanent Disability. On the Repurchase Date, the Company shall pay the Repurchase Price to the Holder (or the estate of the Holder, in the case of a request following death) in accordance with Section 3.7. With respect to a Note for which a Repurchase Request has been received during a prior calendar quarter and for which the Repurchase Price was not paid during such prior calendar quarter, but the Note is still outstanding in the current calendar quarter (because of the limitations in subsection (c) above), the Company shall designate a Repurchase Date not later than the tenth (10th) day after the start of such calendar quarter, unless the Company has an obligation to repurchase Notes in excess of the limitations in subsection (c) and having priority over the Note as provided therein, in which case such obligation shall be met not later than the tenth (10th) day after the start of the next calendar quarter during which such limitations are no longer applicable to such Notes. No interest shall accrue on a Note to be repurchased under this Section 3.15 for any period of time on or after the Repurchase Date for such Note, provided that the Company or the Paying Agent has timely tendered the Repurchase Price to the Holder or the estate of the Holder, as the case may be.

                  (e) Waiver and Modification of Repurchase Policies. The Company may waive or reduce any early Repurchase Penalty in its sole discretion and may modify at any time its policy on the repurchase of Notes at the request of Holders; provided that no such modification shall adversely affect the rights of Holders to the repurchase of Notes for which Repurchase Requests are then outstanding.

         Section 3.16 Defaults.

                  (a) Section 5.01(2) of the Base Indenture is hereby amended in its entirety to read as follows:

                           "(2) the Company defaults in the payment of the principal of or any premium on any Security of that series when the same becomes due and payable at its Maturity or on redemption or otherwise and such default continues for a period of 10 days;"

                  (b) Sections 5.01(3), 5.02 and 5.09(2) of the Base Indenture are hereby amended by deleting the percentage "25%" and substituting the words "a majority" in its place.

                  (c) Section 5.01(4) of the Base Indenture is hereby deleted in its entirety.

         Section 3.17 Covenants. Article IX of the Base Indenture is hereby supplemented by adding the following provisions:

                  (a) The Company covenants that, so long as any of the Notes are outstanding, the Company will maintain a positive Consolidated Net Worth.

                  (b) The Company covenants that, so long as any of the Notes are outstanding, it shall not declare or pay any dividends or other payments of cash or other property to its common or preferred stockholders (other than any dividend of the Company's capital stock on a pro rata basis to all stockholders), unless no Default or Event of Default with respect to the Notes then exists or would exist immediately following the declaration or payment of such dividend or other payment; provided however, that the Company may declare and pay cash dividends if such Default or Event of Default is the result of a failure to timely pay interest or principal and such failure to timely pay interest or principal is inadvertent and is cured within ten (10) calendar days after the Company has received written notice of such Default or Event of Default from the Paying Agent or the Trustee.

                  (c) Notwithstanding any provision to the contrary within the Base Indenture or this First Supplemental Indenture other than Sections 3.17(a) and (b) hereof, the Company shall not be prohibited, restricted or otherwise limited under this First Supplemental Indenture from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 Agents. The Company may from time to time engage Agents to perform any of its obligations and exercise any of its rights and discretion under the terms of this Indenture. In each such case, the Company will provide the Trustee with a copy of each agreement under which any such Agent is engaged and the name, address, telephone number and capacity of the Agent appointed. If any such Agent shall resign, or such Agent's engagement is terminated by the Company, subsequent to the Agent's appointment by the Company under this Section 4.1, the Company shall promptly notify the Trustee of such resignation or termination, along with the name, address, telephone number and capacity of any successor Agent. Notwithstanding any engagement of an Agent hereunder, the Company shall remain obligated to fulfill each of its obligations under this Indenture.

         Section 4.2 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

         Section 4.3 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 4.4 Ratification of Base Indenture; First Supplemental Indenture Controls. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         Section 4.5 Severability. In case any provision of this First Supplemental Indenture, the Notes or the Base Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.6 Governing Law. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

         Section 4.7 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company. The recitals of fact contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused to be duly executed, and their respective corporate seals to be affixed and attested unto, as of the day and year first written above, this First Supplemental Indenture.



                                         METRIS COMPANIES INC.

                                         By: /s/ Ralph A. Than
                                             -----------------------------------

                                         Name: Ralph A. Than
                                               ---------------------------------

                                         Title: Senior Vice President, Treasurer
                                                --------------------------------


                                         U.S. BANK NATIONAL ASSOCIATION, a
                                         national banking association, as
                                         Trustee

                                         By: /s/ Shannon M. Rantz
                                             -----------------------------------

                                         Name: Shannon M. Rantz
                                               ---------------------------------

                                         Title: Assistant Vice President
                                                --------------------------------

                                                                       Exhibit A


                               FORM OF SECURITIES

THIS RENEWABLE UNSECURED SUBORDINATED NOTE (THE "NOTE") OF METRIS COMPANIES INC. (THE "COMPANY") IS ISSUED PURSUANT TO AND SUBJECT TO THE TERMS OF AN INDENTURE DATED OCTOBER 25, 2002, AS SUPPLEMENTED BY A FIRST SUPPLEMENTAL INDENTURE DATED OCTOBER 25, 2002, BETWEEN THE COMPANY AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (AS SUPPLEMENTED, THE "INDENTURE"). THE INDENTURE, AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS FOR THE HOLDER TO TRANSFER THIS NOTE, INCLUDING THE PRIOR CONSENT OF THE COMPANY TO ANY SUCH TRANSFER.

THE COMPANY MAY REDEEM THIS NOTE, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

                           [OID LEGEND, IF APPLICABLE]

                              METRIS COMPANIES INC

                     Incorporated Under the Laws of Delaware

                     RENEWABLE UNSECURED SUBORDINATED NOTES

Registered No.:______________________                      Registered Principal Amount: $___________
Issue Date:__________________________                      Interest Rate:___________________________
Term:________________________________                      Interest Payment Schedule:_______________
Maturity Date:_______________________                      Payment Date (for interest):_____________

         Metris Companies Inc., a corporation created under the laws of the State of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of ____________ Dollars ($________) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date set forth above, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the "Initial Payment Date") and on each subsequent Payment Date thereafter at the Interest Rate set forth above, until the principal hereof is paid or made available for payment. Interest shall accrue on the principal amount for the period from the later of the Issue Date of this Note or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date; provided that no interest shall be paid to the Holder until the expiration of such Holder's rescission rights under Section 3.5(b) of the Supplemental Indenture. Initially capitalized terms used but not defined herein shall have the respective meanings given such terms in the Indenture.

The principal hereof is subject to optional redemption by the Company and optional repurchase at the request of the Holder, as provided for in, and limited by, the Indenture, and, subject to renewal as discussed on the reverse side hereof, if not so redeemed or repurchased, shall be due and payable in full on the Maturity Date. The principal and interest so payable and punctually paid or duly provided for on any Payment Date, except a Maturity Date, as provided in the Indenture, will be paid to the Person in whose name this Note is registered (the "Holder") at the close of business on the Regular Record Date for such Payment Date by electronic deposit to such Holder's Payment Account as it appears in the Notes Register. Payment of the principal of and interest on this Note on any Maturity Date will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         No recourse shall be had for the payment of the principal or interest of this Note against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

         IN WITNESS WHEREOF, the Company has caused this Renewable Unsecured Subordinated Note to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.

Dated:____________________

                                         METRIS COMPANIES INC.


                                         By____________________________________
                                         Name:
                                         Title:
Attest:



________________________________

_______________ Secretary

                          CERTIFICATE OF AUTHENTICATION

         This Note is one of the Renewable Unsecured Subordinated Notes, referred to in the within-mentioned Indenture.

Dated:_________

                                      U.S. Bank National Association, as Trustee


                                      __________________________________________

                                      By________________________________________
                                                Authorized Signature

                              REVERSE SIDE OF NOTE

         This Note is one of a duly authorized issue of Renewable Unsecured Subordinated Notes of the Company designated as its Renewable Unsecured Subordinated Notes (the "Notes") in the maximum aggregate principal amount of up to $150,000,000, issued and to be issued under an Indenture, dated as of October 25, 2002, as supplemented by a First Supplemental Indenture dated October 25, 2002, between the Company and U.S. Bank National Association (the "Trustee") (as supplemented, the "Indenture"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and for a statement of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         The Notes are general unsecured obligations of the Company. The payment of the principal of and interest on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness and, by the acceptance of this Note, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder's attorney-in-fact the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate such subordination.

          The Holder shall have the right to rescind the Note and receive repayment of the principal by providing a written request for such rescission to the Company within five (5) Business Days following the mailing by the Company of a Written Confirmation that evidences the valid issuance of a Note at the time of original purchase (but not upon transfer or automatic renewal of a Note). Such written request for rescission (i) if personally delivered or delivered via facsimile or electronic transmission, must be received by the Company on or prior to the fifth (5th) Business Day following the mailing of such Written Confirmation by the Company or (ii) if mailed must be postmarked on or before the fifth (5th) Business Day following the mailing by the Company of such Written Confirmation. Repayment of the principal shall be made within ten
(10) days of the Company's receipt of such request from the Holder. No interest shall be paid on any such rescinded Note.

         The Company may, at its option, at any time redeem this Note either in whole or from time to time in part prior to the Maturity Date by providing at least thirty (30) days written notice to the Holder. If this Note shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Note

         Subject to limitations on repurchase set forth in Sections 3.15(c) and
(d) of the Supplemental Indenture, a Holder may request the Company to repurchase, in whole and not in part, the Note held by such Holder by delivering a Repurchase Request to the Company; provided that an early repurchase Penalty (the "Repurchase Penalty") will be deducted from the payment of such Holder's Repurchase Price on the Repurchase Date, unless the Repurchase Request is given in connection with the death or Total Permanent Disability of the Holder. If a repurchase is otherwise requested, then the Repurchase Penalty shall equal the following: (i) with respect to a Note with a three (3) month maturity, the interest accrued on a simple interest basis on such Note from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed three (3) months of simple interest on such Note, or (ii) with respect to a Note with a maturity of six (6) months or longer, the interest accrued on a simple interest basis on such Note from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed six (6) months of simple interest on such Note.

         This Note may be transferred and exchanged only as provided in the Indenture. This Note may not be assigned, transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company's right to demand and receive an opinion of Holder's legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee. The Company's Registrar may assess service charges for any such registration, transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Approximately fifteen (15) but not less than ten (10) days prior to the Maturity Date, the Company will send the Holder a Notice of Maturity to notify the Holder of the Maturity Date. If in the Notice of Maturity the Company does not notify the Holder of its intention to repay this Note, and unless on or prior to the fifteenth (15th) day after the Maturity Date, the Holder has not delivered a Repayment Election demanding repayment of this Note, this Note shall be automatically extended for an additional term equal to the term of the maturing Note and shall be deemed to have been renewed by the Holder and the Company as of the Maturity Date. This Note will continue to renew as described herein and in the Indenture absent certain actions permitted under the Indenture and this Note by either the Holder or the Company. Interest on the renewed Note shall accrue from the Issue Date thereof, which is the first day of such renewed term. This renewed Note will be deemed to have identical terms and provisions as the maturing Note, including provisions relating to payment, except that the interest rate payable during the term of the renewed Note shall be the interest rate which is being offered by the Company on other Notes with the same term as of the date of such renewal. If other Notes with the same term are not then being issued on the date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date, or the Note's existing rate if no such rate is specified. If the Company gives notice to the Holder of the Company's intention to repay the Note at maturity, the Company shall pay the Holder the principal amount and accrued and unpaid interest thereon on the Maturity Date, and, provided such payment is timely made, no interest will accrue after the Maturity Date. Otherwise, if the Holder delivers a Repayment Election, demanding repayment on or prior to the fifteenth (15th) day after the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment for the outstanding principal amount plus accrued but unpaid interest upon the later of the Maturity Date or five (5) days following the date the Company receives such notice from Holder; provided that if prior to such final payment, the Company paid interest to the Holder for periods after the Maturity Date, such interest shall be deducted from the final payment amount.

         If an Event of Default shall occur and be continuing, the outstanding principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Notes outstanding.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

         In the event of a consolidation or merger of the Company into, or of the transfer of all or substantially all of its assets to, any Person in accordance with the Indenture, such Person shall assume payment of the Notes and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the Company shall be discharged from all obligations and covenants in respect of the Notes and the Indenture, all as more fully set forth in the Indenture.

         Prior to due presentment of this Note for registration of transfer in accordance with the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Note)



FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print name and address of transferee)

this Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, as Attorney-in-Fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution.

Dated:___________


                                    Signature:_________________________________
                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the Note)


Social Security
or Other Identifying
Number of Transferee: __________________

Signature Guaranteed: